Exhibit 10.12

                    Joint Study Agreement (JSA)
                    No. 577 / D00000 / 2001-S1

                             Between

      Perusahaan Pertambangan Minyak Dan Gas Bumi Negara (Pertamina)

                               And

                           Rentech Inc.

                               For

      Feasibility Study of Gas to Liquids Technology Project


                      JOINT STUDY AGREEMENT (JSA)

This Joint Study Agreement ("JSA") is made and entered into this 2nd day of October, year two thousand and one, by and between:

1. PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA (PERTAMINA), a State Oil and Gas Enterprise established by virtue of and existing under the Law No. 8/1971 of the Republic of Indonesia, having its domicile at Jalan Medan Merdeka Timur 1A, Jakarta Pusat 10110, Indonesia, in this matter represented by Iin Arifin Takhyan in his capacity as Corporate Senior Vice President Upstream, hereinafter in this Joint Study Agreement called PERTAMINA.

And

2. RENTECH Inc., a corporation established under the Laws of the State of Colorado, USA, and having its principal office at 1331 17th Street, Suite 720 Denver, CO 80202, USA in this matter represented by Dennis L. Yakobson in his capacity as President, hereinafter in this Joint Study Agreement called RENTECH.

Both are, individually hereinafter referred to as PARTY and collectively as PARTIES.


                              WITNESSETH

Whereas, PERTAMINA as the State Enterprise has the rights to mine for mineral oil and natural gas in Indonesia which include exploration, exploitation, processing, transportation and marketing of oil and natural gas products in Indonesia, and

Whereas, in an effort to increase the revenue obtained from natural gas utilization, PERTAMINA recognizes the abundance of natural gas resources in Indonesia which are potentially possible to be developed through the implementation of Gas to Liquids (GTL) technology, and

Whereas, RENTECH, is a company recognized for its experience, ability, and expertise in the development and application of GTL proprietary technology and existing patents, and able to issue a license for the use of this technology, and

Whereas, PERTAMINA and Rentech recognize the capability of the other PARTY in the possibilities of the development of business in Indonesia with regard to the implementation of GTL technology, and

Whereas, PERTAMINA and RENTECH have entered into a Memorandum of Understanding to perform a cooperation to explore the possibilities of the development of this business, and


Whereas, to realize the intended cooperation PERTAMINA and RENTECH wish to conduct the Feasibility Studies and prepare an Implementation Plan (both hereinafter referred to as the Joint Study).

Now therefore, in consideration of the mutual premises contained herein, the PARTIES agree as follows:


                               ARTICLE 1
                          AREA OF INTEREST

1.1 "Area Of Interest" shall mean the areas covering PERTAMINA's working area that have gas fields or other natural gas sources, which are currently unutilized such as flared, reinjected, or not being supplied to consumer.

1.2 Initially, the PARTIES agree to study the possibilities of the development and implementation of GTL technology on the natural gas produced from Matindok field, in Central Sulawesi, hereinafter referred to the Pilot Project.

1.3 At any time, based on PERTAMINA's consideration, PERTAMINA hold the rights to exclude any of PERTAMINA's working areas from those of the Area of Interest, in such case the PARTIES should not carry out Joint Study on such exclude working area(s).


                               ARTICLE 2
                          SCOPE OF JOINT STUDY

2.1 The Joint Study to be carried out in the Area of Interest is limited within the scope of the Feasibility Studies and the preparation of Implementation Plan.

2.2 The Feasibility Study outlined to and consist of, but not limited to, the following:

     (i) Background and Project Configuration,
    (ii) Survey(s) on Supply and Demand profiles of GTL Product(s),
   (iii) Technical Surveys For The Construction of The GTL Processing
         Facilities,
    (iv) Financial Evaluation, and
     (v) Conclusion and Recommendations.


Scope of work in detail for the Feasibility Study is attached hereto in Attachment-1 of this Joint Study Agreement.

The PARTIES agree that the Feasibility Study should belong to PERTAMINA.

1. If the Project Team as stated in Article-5 considers that the Feasibility Study of the Pilot Project is not feasible, the Project Team may request a new case study and such request should be presented to each management of both PARTIES who may approve and assign the proposed case study as a new Pilot Project. The Project Team shall then prepare the new Feasibility Study based on the new Pilot Project, in the same scope of work as stated in Clause-2.2.

2. If the management of PARTIES consider the results of the Feasibility Study to be worthwhile, it shall be followed by the preparation of a detailed plan for the realization of the implementation of the GTL technology on the Pilot Project in the form of an Implementation Plan which will include, but will not be limited to, the following:
     (i)  The proposed product,
    (ii)  Possible sites and locations,
   (iii)  Economic considerations,
    (iv)  Finance and investment opportunities,
     (v)  Project optimization methods,
    (vi) Joint venture configurations for managing the GTL processing and marketing companies,
     (v) GTL marketing arrangements taking into account the identified sites and locations.

3. If the management of PARTIES considers that the result of the Joint Study is worthwhile and approved by the respective boards of directors of the PARTIES, then it shall be submitted for approval to respective board of commissioners.

4. If the Implementation Plan is approved by the boards of commissioners of both PARTIES pursuant to clause-2.5, the PARTIES shall present their intention and prepare themselves to enter into a definitive and mutually accepted agreement, that will govern and construe the Implementation Plan in detail.


                           ARTICLE 3
                           DURATION

3.1 This Joint Study Agreement shall be effective as of the date as stated in the beginning of this Joint Study Agreement (Effective Date) and shall remain in force for twelve (12) months thereafter. The initial term for conducting the Feasibility Study shall be five (5) months thereafter.

3.2 Upon suggestion of Project Team, the PARTIES may mutually agree, in writing, to extend the term of this Joint Study Agreement to an appropriate period.


                                 ARTICLE 4
                          OBLIGATION OF THE PARTIES

4.1  Obligations of RETCH

     4.1.1 Rentech shall not use the data provided by PERTAMINA for purpose other than those related to this Joint Study Agreement, and will protect and keep the data confidential in accordance with Article-7.

     4.2.2 RENTECH shall deliver to PERTAMINA all of the original and/or copy of the data provided by PERTAMINA not later than 1 (one) month after the Joint Study has been completed.

     4.2.3 After the completion of the Joint Study, RENTECH will provide to PERTAMINA 3 (three) copies of all reports.

4.1 Obligations of PERTAMINA

     4.1.1 PERTAMINA shall allow RENTECH to use data related to the Joint Study held by PERTAMINA. Data released by PERTAMINA for this Joint Study is on borrowing basis.

     4.1.2 PERTAMINA has responsibility to prepare all the required data with regard to the Joint Study

     4.1.3 PERTAMINA will give appropriate assistance in connection with the information of local costs and regulations and obtain
Government permits to materialized this Joint Study.

4.2.  The PARTIES shall commence all activities as stipulated in clause
2.2 not later than 1 (one) month after the Effective Date.


                              ARTICLE 5
                          THE PROJECT TEAM

5.1 The Project Team will be led by representative of RENTECH, accompanied by a vice leader from PERTAMINA, Upstream Directorate.

5.2 The number and responsibility of the team member will be determined later by the leader and vice leader of the Project Team.

5.3 The scope of works to be performed by members of the Project Team nominated by each PARTY shall be mutually agreed by both PARTIES.

5.4 Each PARTY shall bear any and all claims, damages, responsibilities, liabilities, costs and expenses arising from the performing of the scope of works by its respective employee(s) as member(s) of the Project Team. The costs and expenses are such as: salary, allowance, insurance, tax, board-lodging, travel expenses and other costs related to the foregoing.

5.5 The membership of the Project Team may be recognized if it is determined by the PARTIES to be incapable of performing the tasks and duties as stated in this Joint Study Agreement.

5.6 During the preparation of the Feasibility Study and the Implementation Plan, the Project Team may visit allocated gas field(s) of the Area of Interest for data collection.


                               ARTICLE 6
                          ALLOCATION OF COSTS

6.1 PERTAMINA and RENTECH shall bear its own costs and expenses incurred in connection with the preparation of feasibility studies. It will consist of costs and expenses such as: salary, insurance, tax, board & lodging, travel expense, and other costs related to the foregoing.

6.2 If PERTAMINA or RENTECH requires assistance from a third party, the costs and expenses incurred by the third party involvement will be the responsibility of the proposing PARTY.

6.3 If the Execution Plan is approved to be implemented, the PARTIES agree not to capitalize the expenses incurred pursuant to the provisions of this Joint Study Agreement.

6.4 Such costs and expenditures shall not be capitalized and recovered by both PARTIES as operating costs under GTL processing project cooperation between PERTAMINA and RENTECH or any companies affiliated with RENTECH, nor shall such costs and expenditures be deductible for tax purposes under said project.


                            ARTICLE 7
            CONFIDENTIALITY AND EXCLUSIVE UNDERSTANDING

7.1 Each PARTY shall treat as confidential and ensure that its officers, directors, employees, affiliates, advisors, lenders, counsel and representatives keep in strict confidentiality, the data or information jointly gathered in connection with, utilized in, and/or resulted from the preparation of the Joint Study (hereinafter referred to the "CONFIDENTIAL INFORMATION").

7.2 Each PARTY shall treat as confidential the trade of professional secrets or confidential operations, processes, dealings, technical information, knowledge and information concerning the organization, business affairs or finances of the other PARTY.

7.3 With regard to Article-2, each PARTY agree that it will not use the Confidential Information for its own benefit, disclosed or permit to be disclosed to any person, firm, company or body, without written consent from the other PARTY, except for that which is already legitimately has entered the public domain other than by the default of either PARTY or is required to be disclosed by law or court order.

7.4 This Article shall become effective from the Effective Date as stated in the beginning of this Joint Study Agreement and shall be in force for a period ending one (1) year after the termination of this Joint Study Agreement.


                              ARTICLE 8
                 RELATIONSHIPS BETWEEN THE PARTIES

8.1 The PARTIES shall cooperate with each other and use all reasonable efforts to fulfill its obligation in this Joint Study Agreement.

8.2 Each PARTY has thoroughly evaluated and understands all of the obligations and consequences of entering into this Joint Study
Agreement, and will provide all information and knowledge they have to execute this Joint Study Agreement.

8.3 Representatives of RENTECH and PERTAMINA who are in charge in the Project Team will hold open discussion for the development and preparation of the Joint Study.

8.4 Nothing in this Joint Study Agreement or in relationship between the PARTIES shall be construed as in any sense creating a partnership between the PARTIES, or giving to any PARTY any of the rights of, or subjecting any PARTY to any of the liabilities of a partner.

8.5 Except for actual damages, no PARTY shall be liable or have any responsibility to the other PARTY for any indirect, special, consequential, punitive or other delay related or performance related damages.


                               ARTICLE 9
                              ASSIGNMENT

Neither PARTY hereto shall have the right to assign its right or obligation under this Joint Study Agreement to any third party without the prior written consent of the other PARTY, which consent shall not be unreasonably withheld or delayed.


                               ARTICLE 10
                 GOVERNING LAW AND SETTLEMENT OF DISPUTES

10.1 This Joint Study Agreement shall be governed by, and construed in accordance with, the laws of the Republic of Indonesia.

10.2 Amicable settlement: All disputes arising out of or in connection with this Joint Study Agreement or its performance, including the validity, scope, meaning, construction, interpretation or application hereof, shall to the extent possible be settled amicably by negotiation and discussion between PARTIES.

10.3 Arbitration: Any disputes not settled by amicable Joint Study Agreement shall be finally settled by arbitration under the rules of Arbitration of the Indonesian National Arbitration Board (Badan Arbitrase Nasional Indonesia-BANI), such arbitration to be conducted in Indonesian Language in Jakarta, Indonesia. The arbitration award shall be final and binding.


                            ARTICLE 11
                           FORCE MAJEURE

11.1 If any PARTY is unable, wholly or in part, by reason of Force Majeure to perform or comply with any obligation under this Joint Study Agreement, then such PARTY's obligation that is affected shall be suspended during the continuance of the event of Force Majeure.

11.2 Force Majeure shall include, but not limited: A change in the laws, regulations or instructions issued by the Government of the Republic of Indonesia, fire, explosion, earthquake, hurricane, heavy rains, flood, insurrection, riots, war, blockade, labor conflict, strike or epidemics which have direct effect on this Joint Study Agreement.

11.3 Any PARTY that is affected by an event of Force Majeure shall notify the other PARTY in writing within seven (7) days of occurrence of the Force Majeure event, and the receiving PARTY shall respond its acknowledgment not later than seven (7) days after receiving such notice.


                           ARTICLE 12
                          TERMINATION

This Joint Study Agreement may be terminated before it is expired in accordance to Article-3 above, in the event:

12.1 If after one (1) month from the Effective Date of this Joint Study Agreement, Project Team has not commenced the Feasibility Study as specified in Article-2 above without justifiable reasons. Therefore each PARTY may independently consider terminating this Joint Study Agreement. In order to terminate this Joint Study Agreement, the proposing PARTY shall notify the other PARTY, in writing, thirty (30) days prior the proposed date of termination.

12.2 If both PARTIES consider the result of the Joint Study is not worthwhile or not approved by the respective boards of directors and/or boards of commissioners of the PARTIES then RENTECH or PERTAMINA may terminate this Joint Study Agreement by giving notification to the other PARTY, in writing, thirty (30) days prior the proposed date of termination.

12.3 Based on its considerations, each PARTY may terminate this Joint Study Agreement, by giving notification to the other PARTY, in writing, thirty (30) days prior the proposed date of termination.

12.4 In any of the above events, each of the PARTIES will have no further obligations to the other PARTY, except those stated pursuant to Article-7.


                              ARTICLE 13
                              AMENDMENTS

No amendments, changes, or modifications to this Joint Study Agreement shall be valid except if the same is in writing and signed by the PARTIES hereto.

                              ARTICLE 14
                       LANGUAGE INTERPRETATION

This Joint Study Agreement is made in two (2) languages, Indonesian and English. In case of different interpretation, the Indonesian version shall prevails.


                              ARTICLE 15
                                NOTICES

All notices or other communications between the PARTIES given under in relation to this Joint Study Agreement shall be delivered physically or by facsimile or by e-mail to the respective PARTIES at the following addresses:

PERTAMINA:
Gas Development and Utilization Division
PERTAMINA "Kwarnas" Building 9th Floor
Jalan Medan Merdeka Timur 6
Jakarta 10110 - Indonesia

RENTECH:
RENTECH Inc.
Attn. President,
1331 17th Street, Suite 720
Denver, CO 80202, USA

The foregoing addresses may be changed by giving written notice to the other party at addresses provided above.


In witness whereof, this Joint Study Agreement is made in duplicate which shall have equal legal force and upon the signature of the respective representative of PERTAMINA and RENTECH on each copy, and

The PARTIES have caused this Joint Study Agreement to be executed on the date written earlier in this Joint Study Agreement.

RENTECH, INC.	PERUSAHAAN PERTAMBANGAN MINYAK
	DAN GAS BUMI NEGARA (PERTAMINA)

  /s/ Dennis L. Yakobson               /s/ Iin Arifin Takhyan
Dennis L. Yakobson	Iin Arifin Takhyan
------------------------------         --------------------------------
President	Corporate Senior Vice President Upstream


                                ATTACHMENT -

                              GTL DATA GATHERING
                         PERTAMINA Provided Information

- PERTAMINA data on expected gas reserve size, deliverability, existing pipeline feed and other physical characteristics.

- Information on any nearby power plant and/or PERTAMINA refinery size, capability, ability to expand. This information will assist in the selection and recommendation of the Syngas generation unit type, size and operation (the critical and most costly single process step in a GTL facility).

- Other information requirements:
   -- Site location and size
   -- Site map and description
   -- Soil description (seismic and any other geological special consideration)
   -- Expected Gas Quantity
   -- Gas Quality, Composition
   -- Gas Pressure
   -- Gas Cost
   -- Any initial or Desired Products or Product Mix
   -- Basic Permitting Requirements*
   -- Special Regulations and/or requirements*
   -- Local Labor availability with rates and Productivity Factors*

GTL PRODUCT MARKET SURVEY
PERTAMINA Provided Information

Pertamina data on expected product supply, demand and price for the below products for either export or domestic market.

Product Data Requirements:

- Naphtha
  Supply and Demand, Price

- Kerosene
  Supply and Demand, Price, Recommended Capacity

- Diesel
  Supply and Demand, Price, Jet Fuel/Kerosene Quality

- Drilling Fluids
  Supply and Demand, Price, Product Properties

- Normal Paraffin's
  Supply and Demand, Price, Recommended Capacity, Product Properties

- Waxes
  Supply and Demand, Price, Recommended Capacity, Product Properties

- Synthetic Lubricants
  Supply and Demand, Price, Recommended Capacity, Product Properties

- Synthetic Crude
  Target Market, Price, Product Properties

- Oxygenates
  Supply and Demand, Price, Recommended Capacity

RENTECH GTL PROVIDED STUDY FOR A SPECIFIC PERTAMINA LOCATION

- The Rentech-provided GTL feasibility study will provide a plot plan, a (block) process flow diagram and cost estimate, including operating and maintenance cost estimates for a conventional GTL facility.
Preliminary description of utility systems as applicable, (cooling water, condensate [if any], fuel gas, hot oil or other heating medium, inert gas, etc.) will be included.

 - Discussion of the environmental considerations with estimates for the air emissions, water effluents and solids disposal requirements.

- Rentech will provide a discussion on products and potential product mix considerations as well as typical product specifications and value.

- An economic model will be prepared based on the project feasibility and PERTAMINA estimates for the feedstock value and any preferred product mix and values.

Deliverables for the GTL Feasibility Study report will be:

     1.  Basis of Design
     2.  Rentech Process Discussion
     3.  Plot Plan (are outline and sizes for unit operations)
     4.  Process Flow Diagrams (block flow diagrams)
     5.  Major Equipment List (preliminary)
     6.  Cost Estimate
     7.  Utilities Estimate
     8.  Operations and Maintenance staffing recommendations
     9.  Product Qualities
    10.  Product Mix, available with the Rentech FT Process
    11.  GTL Product PERTAMINA Market Data, Pricing and Projections
    12.  Typical Project Schedule
    13.  Economic Model